UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 22, 2026

Silvaco Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-42043	27-1503712
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
Silvaco Group, Inc.
4701 Patrick Henry Drive, Building #23
Santa Clara, CA 95054
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (408) 567-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.0001 par value per share	SVCO	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07	Submission of Matters to a Vote of Security Holders.
Silvaco Group, Inc. (the “Company,” “we” or “us”) held its Annual Meeting of Stockholders on April 22, 2026 (the “Annual Meeting”). On the record date of February 25, 2026, there were 31,423,487 shares of our common stock outstanding and entitled to vote at the Annual Meeting. The number of shares of common stock present at the beginning of the Annual Meeting, in person or by proxy, was 23,250,295 or approximately 74% of the outstanding shares. At the meeting, the following proposals were submitted to a vote of our stockholders, with the final voting results indicated below:
Proposal One: Election of Directors. Our stockholders elected the following directors, each to serve until our Annual Meeting of Stockholders in 2027 or until their successors have been elected and qualified.

Director	For	Withhold	Broker Non-Votes
Cheemin Bo-Linn	22,730,953	519,342	—
Anita Ganti	23,092,798	157,497	—
Anthony Ngai	21,401,813	1,848,482	—
Katherine S. Ngai-Pesic	19,210,829	4,039,466	—
Iliya Pesic	19,205,390	4,044,905	—
Dr. Walden C. Rhines	17,541,959	5,708,336	—
Theodore L. Tewksbury III	22,857,969	392,326	—

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILVACO GROUP, INC.

Date: April 30, 2026	By:	/s/ Candace Jackson
Candace Jackson
SVP, General Counsel and Corporate Secretary